Exhibit 10.1 AMENDMENT NO. 2 AND WAIVER AGREEMENT THIS AMENDMENT NO. 2 AND WAIVER AGREEMENT (this “Agreement”) is made and entered into as of August 26, 2016, by and among LOWER LAKES TOWING LTD., a Canadian corporation, LOWER LAKES TRANSPORTATION COMPANY, a Delaware corporation, GRAND RIVER NAVIGATION COMPANY, INC., a Delaware corporation, and BLACK CREEK SHIPPING COMPANY, INC., a Delaware corporation (collectively, the “Borrowers”), the other Credit Parties signatory hereto, BANK OF AMERICA, N.A., as agent (in such capacity, the “Agent”) and docu- mentation agent for the several financial institutions from time to time party to the Credit Agreement (as defined below) (collectively, the “Lenders” and individually, a “Lender”) and for itself as a Lender, and such Lenders. RECITALS WHEREAS, the Credit Parties, the Lenders party thereto, and the Agent entered into that certain Credit Agreement dated as of March 27, 2015 (the “Credit Agreement”). WHEREAS, the Borrowers have requested that the undersigned Lenders and the Agent amend the Credit Agreement and waive certain Events of Default under the Credit Agreement, subject to the terms herein. WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement. NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth, and intending to be legally bound hereby, covenant and agree as follows: ARTICLE 1 AMENDMENTS 1.1 Defined Terms. Annex A to the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order: ““Second Amendment” means that certain Amendment No. 2 and Waiver Agreement, dated as of August 26, 2016, by and among the Credit Parties, the Lenders party thereto, and the Agent.” ““Second Amendment Effective Date” shall mean August 26, 2016.” 1.2 EBITDA. The definition of “EBITDA” appearing in Annex A to the Cred- it Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (c)(x) of such definition, and (ii) inserting immediately after the text “US$600,000 in the aggregate,” appearing in clause (c)(xi) of such definition, the following text “, (xii) fees and out-of-pocket third party expenses, including any legal fees and expenses, paid in connection with the preparation, negotiation and execution of the Second Amendment

2 and the Second Lien Fourth Amendment and Waiver (as such term is defined in the Second Amendment), in each case, to the extent deducted in the calculation of consoli- dated net income of such Person for such period in accordance with GAAP, but without duplication in an amount not to exceed US$750,000 in the aggregate, (xiii) consent, waiver and/or amendment fees paid pursuant to the terms of the Second Amendment and the Second Lien Fourth Amendment and Waiver), in each case, to the extent deducted in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication in an amount not to exceed US$1,130,000 in the aggregate, (xiv) one-time non-cash restructuring charges incurred during the fiscal quarter ended June 30, 2016 which are described on Schedule E-1, to the extent deducted in the calculation of consolidated net income of such Person for such period in accord- ance with GAAP, but without duplication in an aggregate amount not to exceed US$1,900,000; provided, that if any such non-cash charges referred to in this clause represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be deducted from EBITDA to such extent, and (xv) fees paid to the Investment Banker (as such term is defined in the Second Amendment), to the extent deducted in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication in an aggregate amount during any month not to exceed US$100,000”. 1.3 Federal Funds Rate. The definition of “Federal Funds Rate” appearing in Annex A to the Credit Agreement is hereby amended by inserting at the end of such definition the following sentence: “Notwithstanding anything to the contrary contained herein, in no event shall the Federal Funds Rate be less than zero.” 1.4 Fixed Charges. The definition of “Fixed Charges” appearing in Annex A to the Credit Agreement is hereby amended by inserting after the text “Interest Expense” appearing therein the following text: “(other than any Interest Expense paid in kind and not in cash)”. 1.5 LIBOR Rate. The definition of “LIBOR Rate” appearing in Annex A to the Credit Agreement is hereby amended by inserting at the end of such definition the following sentence: “Notwithstanding anything to the contrary contained herein, in no event shall the LIBOR Rate be less than zero.” 1.6 Second Lien Side Letter. The definition of “Second Lien Side Letter” ap- pearing in Annex A to the Credit Agreement is hereby amended and restated in its entirety as set forth below: ““Second Lien Side Letter” means that certain letter agreement Re: Amended and Restated Side Letter under Term Loan Credit Agreement, dated August 26, 2016, by and among the Second Lien Agent, the Second Lien Lenders and the Credit Parties.” 1.7 Restricted Payments. Section 6.14 of the Credit Agreement is amended and restated in its entirety as set forth below: “6.14 Restricted Payments. No Credit Party shall make any Re- stricted Payment, except: (a) dividends and distributions by any Credit Party to any other Credit Party (other than Rand, Rand Finance or Parent);

3 (b) [reserved]; (c) employee loans permitted under Section 6.4(b); (d) payments by a Credit Party to another Credit Party of principal and inter- est of Permitted Intercompany Indebtedness issued in accordance with Section 6.3 (provided that, upon the occurrence of a Default or Event of Default, Agent may provide notice that payments may no longer be made); (e) [reserved]; (f) dividends by any Subsidiary of Parent to Parent and immediately thereafter by Parent to Rand to pay (and Rand shall promptly pay) the ratable share of taxes owed by Borrowers and their Subsidiaries, Parent and Rand’s corporate overhead and directors’ fees, in each case to the extent incurred in the ordinary course of business in accordance with a budget previously provided to the Agent and the Lenders; (g) [reserved]; (h) dividends by Black Creek Holdings to Rand so long as such amount is contributed promptly thereafter by Rand to Parent and by Parent to any Borrower; (i) conversions of Permitted Intercompany Indebtedness owing to Parent of up to US$30,000,000 in the aggregate during the term of this Agreement into preferred equity of the applicable Credit Party having terms acceptable to the Agent, so long as such preferred equity is pledged to the Agent, on behalf of the Secured Parties, as additional Collateral for the Obligations; (j) in each case to the extent due and payable on a non- accelerated basis, Borrowers may make regularly scheduled payments of interest in respect of the Second Lien Debt to the extent permitted under the Intercreditor Agreement; (k) [reserved]; (l) [reserved]; (m) [reserved]; and (n) Indebtedness (other than the Second Lien Debt) secured by a Per- mitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.8(b) or (c).” 1.8 Acquisitions. Section 6.24 of the Credit Agreement is hereby amended by amending and restating such section in its entirety as follows: “6.24 Acquisitions. No Credit Party shall make any Acquisitions, other than Permitted Acquisitions; provided that no Credit Party shall make any Acquisitions, including Permitted Acquisitions, on or after the Second Amendment Effective Date.” 1.9 Cure Periods. Sections 8.1(b) and 8.1(c) of the Credit Agreement are hereby amended and restated in their entirety as follows: “(b) Any Credit Party fails or neglects to perform, keep or ob- serve any of the provisions of Section 1.4, 1.8, 5.4(a), 5.14 or 6, any of the provisions set forth in Annex B, C or G or paragraphs (d) or (r) of Annex E. (c) Any Credit Party fails or neglects to perform, keep or ob- serve any of the provisions of Section 4.1 or any provisions set forth in Annex E (other than paragraphs (d) and (r)) or F, and the same shall re- main unremedied for three (3) Business Days or more.” 1.10 Events of Default. Section 8.1 of the Credit Agreement is hereby amend- ed by inserting at the end of such definition the following new Section 8.1(t):

4 “(t) the Obligations evidenced by the Loan Documents or the Second Lien Debt evidenced by the Second Lien Loan Documents at any time after the Second Amendment Effective Date cease to be classified as long term debt, whether in any Credit Party’s audited financial statements or otherwise.” 1.11 Schedules. The Credit Agreement is amended by inserting new Schedule E-1 attached hereto as Exhibit A. 1.12 Audited Financial Statements. Clause (d) of Annex E to the Credit Agree- ment is amended and restated in its entirety as set forth below: “(d) Annual Audited Financials. To Agent and Lenders, (x) in the case of the Fiscal Year ending March 31, 2017, on or before May 31, 2017, or (y) in the case of any other Fiscal Year, within ninety (90) days after the end of each such Fiscal Year, audited consolidated Financial Statements for Rand and the unaudited management prepared Financial Statements of Parent and its Subsidiaries on a consolidating basis, consist- ing of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with U.S. GAAP. The consolidated Financial Statements shall be certified annually without qualification, by an independent accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that an Event of Default has oc- curred with respect to the Financial Covenants (or specifying those Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special in- vestigation was made with respect to the existence of Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Parent that all such Financial Statements present fairly in ac- cordance with GAAP the financial position, results of operations and statements of cash flows of Parent and its Subsidiaries, as at the end of such Fiscal Year and for the period then ended, and that there was no Event of Default in existence as of such time or, if an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Event of Default.” 1.13 Minimum Fixed Charge Coverage Ratio. Clause (a) of Annex G to the Credit Agreement is amended and restated in its entirety as set forth below: “(a) Minimum Fixed Charge Coverage Ratio. Rand shall have on a consolidated basis, at the end of each Fiscal Quarter ending in the pe-

5 riods set forth below, a Fixed Charge Coverage Ratio for the 12-month pe- riod (or other applicable period) then ended of not less than the following: Period Ratio June 30, 2016 1.10 : 1.00 September 30, 2016 1.00 : 1.00 December 31, 2016 1.10 : 1.00 March 31, 2017 and thereafter 1.15 : 1.00” 1.14 Maximum Senior Funded Debt to EBITDA Ratio. Clause (b) of Annex G to the Credit Agreement is amended and restated in its entirety as set forth below: “(b) Maximum Senior Funded Debt to EBITDA Ratio. Rand shall have on a consolidated basis, at the end of each Fiscal Quarter (or from and after February 28, 2018, at the end of each Fiscal Month) ending on the dates set forth below, a Senior Funded Debt to EBITDA Ratio as of the last day of such Fiscal Quarter or such Fiscal Month, as applicable, and for the 12 month period then ended of less than the following: Period Ratio September 30, 2016 4.25 : 1.00 December 31, 2016 4.00 : 1.00 March 31, 2017 4.00 : 1.00 June 30, 2017 4.00 : 1.00 September 30, 2017 4.00 : 1.00 December 31, 2017 3.75 : 1.00 February 28, 2018 and thereafter 3.00 : 1.00” ARTICLE 2 WAIVER; RIGHTS RESERVED 2.1 Waiver. The Agent and the undersigned Lenders, constituting not less than the Requisite Lenders, hereby waive the Events of Default (collectively, the “Specified Defaults”) arising under: (a) Section 8.l(b) of the Credit Agreement from a breach of the Maxi- mum Senior Funded Debt to EBITDA Ratio covenant set forth in clause (b) of Annex G to the Credit Agreement for the Fiscal Quarter ended June 30, 2016; (b) Section 8.l(c) of the Credit Agreement from a breach of Section 5.5(a) of the Credit Agreement as a result of the late filing by Rand of its quarterly report on Form 10-Q for its Fiscal Quarter ended June 30, 2016 (to the extent the foregoing constitutes an Event of Default);

6 (c) Section 8.1(m) of the Credit Agreement from the occurrence of a Change of Control pursuant to clause (ii) of the definition thereof set forth in the Credit Agreement; and (d) Section 8.1(f) of the Credit Agreement from a breach of (i) the Maximum Senior Funded Debt to EBITDA Ratio covenant set forth in clause (b) of Annex G to the Second Lien Credit Agreement for the Fiscal Quarter ended June 30, 2016, (ii) the Maximum Total Funded Debt to EBITDA Ratio covenant set forth in clause (c) of Annex G to the Second Lien Credit Agreement for the Fiscal Quarter ended June 30, 2016, (iii) Section 5.5(a) of the Second Lien Credit Agreement as a result of the late filing by Rand of its quarterly report on Form 10- Q for its Fiscal Quarter ended June 30, 2016 (to the extent the foregoing consti- tutes an Event of Default under the Second Lien Credit Agreement), and (iv) Sec- tion 8.1(m) of the Second Lien Credit Agreement from the occurrence of a Change of Control pursuant to clause (ii) of the definition thereof set forth in the Second Lien Credit Agreement. 2.2 Rights Reserved. Except as set forth in Section 2.1, the Agent and Lend- ers hereby reserve all rights and remedies granted to the Agent and Lenders under the Credit Agreement or applicable law or otherwise and nothing contained herein shall be construed to limit, impair or otherwise affect the right of the Agent and the Lenders to declare an Event of Default with respect to any non-compliance with any covenant, term or provision of the Credit Agreement or any other document now or hereafter executed and delivered in connection therewith. Notwithstanding anything to the contrary con- tained in this Agreement, the waiver described in clause (a) of Section 2.1 of this Agree- ment shall be of no force or effect if at any time Agent determines, as a result of a re- statement of any Financial Statements or otherwise, that the Maximum Senior Funded Debt to EBITDA Ratio covenant set forth in clause (b) of Annex G to the Credit Agree- ment for the Fiscal Quarter ended June 30, 2016 shall have been greater than or equal to 4.25 : 1.00. ARTICLE 3 CONSENT Agent and the Lenders hereby consent to the execution and delivery of the Second Lien Fourth Amendment and Waiver (as defined below). ARTICLE 4 REPRESENTATIONS The Credit Parties hereby represent and warrant to the Agent and each Lender that the following are true and correct as of the effective date of this Agreement: 4.1 Continuation of Representations and Warranties. The representations and warranties made by the Credit Parties and contained in Section 3 of the Credit Agreement are true and correct in all material respects as of the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

7 4.2 No Existing Default. After giving effect to this Agreement, no Default or Event of Default exists on the date hereof. 4.3 Corporate Authority. Each Credit Party has all requisite power and au- thority to execute, deliver and perform this Agreement. 4.4 No Conflict. The execution, delivery and performance of this Agreement (a) have been duly authorized by all requisite action of the Credit Parties and (b) will not (i) contravene the terms of any Credit Party’s charter, by-laws or other organizational documents, (ii) violate any provision of applicable federal, state, material provincial, material local or material foreign law or any order or decree of any court or Governmen- tal Authority binding on any Credit Party, (iii) materially conflict with or result in the material breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, debenture, deed of trust, lease, agreement or other instrument to which any Credit Party is a party or by which any Credit Party or any of its property is bound or (iv) result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of the Agent, on behalf of itself and the Secured Parties or for Permitted Encumbrances, pursuant to the Loan Documents. 4.5 Binding Effect. This Agreement constitutes the legal, valid and binding obligation of each Credit Party enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law). ARTICLE 5 EFFECTIVENESS The effectiveness of this Agreement shall be subject to the satisfaction of the fol- lowing conditions precedent: 5.1 Agreement. The Agent’s receipt of this Agreement duly executed by the Credit Parties and Requisite Lenders. 5.2 Second Lien Agreement. The Agent’s receipt of an amendment and waiv- er agreement, in form and content reasonably satisfactory to the Agent (the “Second Lien Fourth Amendment and Waiver”), among the Credit Parties, the Second Lien Lenders and the Second Lien Agent with respect to (a) the Specified Defaults and any other events of default existing as of the date hereof under the Second Lien Credit Agreement and (b) such other matters reasonably satisfactory to the Agent. 5.3 Rescission of Second Lien Default Notice. The Agent’s receipt from the Second Lien Agent of a written rescission, in form and content reasonably satisfactory to the Agent, of that certain letter Re: Rand Logistics – Second Lien Default Notice, dated August 23, 2016, from the Second Lien Agent to the Agent. 5.4 Waiver Fee. The Agent’s receipt, for the account of each Lender (includ- ing Bank of America, N.A.) party hereto, of a waiver fee in an amount equal to 0.10% of the Commitment of each Lender (including Bank of America, N.A.) party hereto, which fee (a) shall be earned in full as of the date hereof, (b) shall be charged to the Revolving

8 Loans in accordance with Section 1.10(b) of the Credit Agreement and (c) shall not be subject to refund, rebate or proration for any reason whatsoever. 5.5 Representations and Warranties. The representations and warranties set forth in Article 4 hereof are true and correct. ARTICLE 6 ADDITIONAL COVENANTS By its execution of this Agreement, each Credit Party hereby covenants and agrees to retain, within ten (10) Business Days of the date hereof, and to thereafter continue to retain on a full time basis, at the Credit Parties’ expense, an experienced investment banker reasonably acceptable to the Agent (the “Investment Banker”) and on terms of employment that are reasonably acceptable to the Agent to assist the Credit Parties to pursue a refinancing in full in immediately available funds upon the closing thereof all of the Second Lien Debt (the “Second Lien Refinancing”), which Investment Banker shall be fully authorized to freely communicate with the Agent and Lenders, and shall provide an update to the Agent every two weeks after the date when such Invest- ment Banker is engaged regarding the status of the Credit Parties’ efforts in pursuing the Second Lien Refinancing. The failure to comply with the foregoing covenant shall constitute an immediate Event of Default. ARTICLE 7 MISCELLANEOUS 7.1 Affirmations. Each Credit Party hereby: (a) affirms all of the provisions of the Credit Agreement, as modified by this Agreement, and (b) agrees that the terms and conditions of the Credit Agreement, as modified by this Agreement, shall continue in full force and effect. Each Credit Party hereby (i) further ratifies and reaffirms the validi- ty and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with any of the Loan Documents to Agent, on behalf and for the benefit of each Lender, as collateral security for the obligations under the Loan Docu- ments in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Agreement). 7.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of laws principles thereof. 7.3 Costs and Expenses. The Credit Parties agree to reimburse the Lenders and Agent for all reasonable out-of-pocket fees and expenses incurred in the preparation, negotiation and execution of this Agreement, including without limitation, the reasonable fees and expenses of all of its legal counsel, all as provided in and in accordance with Section 11.3 of the Credit Agreement. 7.4 Further Assurances. The parties hereto, shall, at any time and from time to time, following the execution of this Agreement, execute and deliver all such further

9 instruments and take all such further action as may be reasonably necessary or appropri- ate in order to carry out the provisions of this Agreement. 7.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement. 7.6 Headings. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agree- ment for any other purpose. 7.7 Counterparts. This Agreement may be executed in any number of sepa- rate counterparts, each of which shall collectively and separately constitute one agree- ment. Delivery of an electronic copy of executed counterpart of a signature page to this Agreement by email or telecopier shall be as effective as delivery of an original executed counterpart of this Agreement. 7.8 Release. (a) Effective on the date hereof, each Credit Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Agent and each Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lenders would be liable if such persons or entities were found to be liable to such Credit Party (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse conse- quences, amounts paid in settlement, debts, deficiencies, diminution in value, disburse- ments, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unfore- seen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Credit Party ever had from the beginning of the world, now has, or might hereafter have against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relation- ship evidenced by the Loan Documents, except for the duties and obligations set forth in this Agreement. As to each and every Claim released hereunder, each Credit Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

10 “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” As to each and every Claim released hereunder, each Credit Party also waives the benefit of each other similar provision of applicable federal, provincial, or state law (including without limitation the laws of the state of New York), if any, pertain- ing to general releases after having been advised by its legal counsel with respect thereto. Each Credit Party acknowledges that it may hereafter discover facts dif- ferent from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Credit Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. (b) Each Credit Party, for itself and on behalf of its successors, as- signs, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevoca- bly, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release. Each Credit Party further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If any Credit Party, or any of their respective successors, assigns, or officers, directors, employ- ees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation. 7.9 No Third Party Beneficiaries. The terms and provisions of this Agree- ment shall be for the sole benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Agreement. [Signature pages follow]

[Amendment No. 2 and Waiver Agreement] IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above. LOWER LAKES TOWING LTD., as a Borrower By: /s/ Mark S. Hiltwein Name: Mark S. Hiltwein Title: CFO LOWER LAKES TRANSPORTATION COMPANY, as a Borrower By: /s/ Mark S. Hiltwein Name: Mark S. Hiltwein Title: CFO GRAND RIVER NAVIGATION COMPANY, INC., as a Borrower By: /s/ Mark S. Hiltwein Name: Mark S. Hiltwein Title: CFO BLACK CREEK SHIPPING COMPANY, INC., as a Borrower By: /s/ Mark S. Hiltwein Name: Mark S. Hiltwein Title: CFO

[Amendment No. 2 and Waiver Agreement] BANK OF AMERICA, N.A., as Agent, an L/C Issuer, Documentation Agent and a Lender By: /s/ George Markowsky Name: George Markowsky Title: Senior Vice President BANK OF AMERICA, N.A. (acting through its Canada Branch), as Agent, an L/C Issuer and a Cdn. Lender By: /s/ Sylwia Durkiewicz Name: Sylwia Durkiewicz Title: Vice President

[Amendment No. 2 and Waiver Agreement] PEOPLES UNITED BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Michael J. McDermott Name: Michael J. McDermott Title: SVP

[Amendment No. 2 and Waiver Agreement] FIRSTMERIT BANK, N.A., as a Lender By: /s/ Lynn Alan Gruber Name: Lynn Alan Gruber Title: Vice President

[Amendment No. 2 and Waiver Agreement] Each of the following Persons is signatory to this Agreement in its capacity as a Credit Party and not as a Borrower. RAND LOGISTICS, INC. By: /s/ Mark S. Hiltwein Name: Mark S. Hiltwein Title: CFO RAND LL HOLDINGS CORP. By: /s/ Mark S. Hiltwein Name: Mark S. Hiltwein Title: CFO RAND FINANCE CORP. By: /s/ Mark S. Hiltwein Name: Mark S. Hiltwein Title: CFO LOWER LAKES SHIP REPAIR COMPANY LTD. By: /s/ Mark S. Hiltwein Name: Mark S. Hiltwein Title: CFO

[Amendment No. 2 and Waiver Agreement] LOWER LAKES TOWING (17) LTD. By: /s/ Mark S. Hiltwein Name: Mark S. Hiltwein Title: CFO BLACK CREEK SHIPPING HOLDING COMPANY, INC. By: /s/ Mark S. Hiltwein Name: Mark S. Hiltwein Title: CFO